SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15 (d) of
               the Securities Exchange Act of 1934


                Date of Report:  October 28, 1996
                (Date of earliest event reported)


                         CITIZENS, INC.
     (Exact name of registrant as specified in its charter)


                            COLORADO
                 (State or other jurisdiction of
                         incorporation)



        0-16509                              84-0755371
(Commission File Number)                   (IRS Employer
                                       Identification Number)


 400 East Anderson Lane
     Austin, Texas                             78752
 (Address of principal                       (Zip Code)
   executive offices)

                        (512) 837-7100
                 (Registrant's telephone number)
Item 1.  Changes in Control of Registrant

     None.

Item 2.  Acquisition or Disposition of Assets

     None.

Item 3.  Bankruptcy or Receivership

     None.

Item 4.  Certifying Accountants

     None.

Item 5.  Other Events

     On October 28, 1996, Registrant announced that it had signed definitive written agreements for the acquisition of American
Investment Network, Inc. (American Investment), a Jackson, Mississippi, based life insurance holding company with $7.5 million in assets, $3.4 million of stockholders' equity, revenues of $3.2 million and $67 million of life insurance in force.

      The American Investment agreement provides that following the acquisition by Registrant, American Investment shareholders will receive 1 share of Registrant's Class A Common Stock for each 7.2 shares of American Investment Common Stock owned. Registrant expects to issue approximately 700,000 Class A shares in connection with the transaction, which will be accounted for as a purchase. The companies will continue to operate in their respective locations under a combined management team with consolidation of computer data processing on the Registrant's system. The agreement is subject to approval by American Investment's shareholders and regulatory authorities.

Item 6.  Resignations of Registrant's Directors

     None.

Item 7.  Financial Statements and Exhibits

     None.
                            SIGNATURE


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on Registrant's behalf by the undersigned, duly authorized and empowered officer of the Registrant.

                                      CITIZENS, INC.




                                      By:/s/ Mark A. Oliver
                                         Mark A. Oliver, FLMI
                                         Vice President
                                         Secretary / Treasurer
                                         Chief Financial Officer


Date:  October 28, 1996